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                                                                    EXHIBIT 99.4

                      CONSENT OF SALOMON SMITH BARNEY INC.

   We hereby consent to the use of our name and to the description of our opinion letter, dated May 20, 1999, under the captions "Summary," "The Merger-- Background of the Merger," "The Merger--Recommendation of the Board of Directors of Armco and Armco's Reasons for the Merger" and "The Merger--Opinion of Armco's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of AK Steel Holding Corporation and Armco Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of AK Steel Holding Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             /s/ Salomon Smith Barney Inc.

New York, New York

July 23, 1999